Exhibit 99.1 Script for Conference Call

ERHC Energy Inc. 2011 Q2 Conference Call

Good morning and thank you for joining us for the ERHC Second Quarter 2011 Conference Call.

Statements during this conference call may concern ERHC Energy Inc.’s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future shareholders’ meetings as well as other matters that are not historical facts or information. Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied.  A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company’s ability to exploit its commercial interests in the JDZ and the exclusive territorial waters of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this conference call. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.

For additional information on ERHC, please visit our Web site at www.erhc.com.

I am now pleased to turn the call over to Mr. Peter Ntephe, Chief Executive Officer of ERHC Energy…

(Peter Ntephe)

Good morning!  I appreciate you taking time out of your busy day for this update on ERHC’s operations and the Company’s financial position. With me and Mr. Keeney on the call are:

● David Bovell, ERHC’s vice president in charge of corporate development.
● Sylvan Odobulu, ERHC’s controller in charge of financial matters.
● And Reginald Sewell, ERHC’s legal counsel who practices with Warner & Associates.

Let’s begin by reviewing the financial highlights from the Second Quarter released this week…

● As of March 31st, 2011, ERHC had cash and cash equivalents totaling about $17.2 million.

● Management believes that these cash assets are sufficient to keep the company going for several years.

● During the second quarter, ERHC's general and administrative expenses totaled $1 million, which represented a decrease compared to the second quarter of 2010.

The decrease was primarily due to a reduction in legal and consulting expenses.

Management is currently pursuing five major initiatives.

● First, we are in the process of formalizing agreements related to the São Tomé and Príncipe Exclusive Economic Zone and seeking technical partners to farm into our EEZ Blocks as operators.

● Second, we are supporting the activities of our technical partners in the Nigeria - São Tomé and Príncipe Joint Development Zone.

● Third, we are pursuing potential opportunities to grow the Company through strategic acquisitions.

● Fourth, in order to finance the growth of the Company, we are pursuing fund raising activities.

● And fifth, we are seeking a listing on the Alternative Investments Market of the London Stock Exchange, also known as AIM.

We will address the status of each of these initiatives in some detail and then open the call to your questions.

São Tomé and Príncipe EEZ

We are excited that negotiations with the National Petroleum Agency of São Tomé and Príncipe are impending. ERHC has 100 percent working interests of EEZ Blocks 4 and 11 with no signature bonus obligations attached to those interests.

At the end of this week, ERHC will send a delegation to São Tomé to begin deliberations with the nation’s National Petroleum Agency on matters regarding negotiation of PSCs on our EEZ Blocks. At this point, the date for start of negotiations and the timeline have not been established, but we expect them to be among the first orders of business.

Concurrently, discussions are continuing with potential joint venture partners for our EEZ Blocks.  ERHC management intends to negotiate PSCs that will be attractive to prospective operating partners.

Why are we excited about the São Tomé and Príncipe EEZ? Our Blocks sit south of the Niger Delta, and west of the Gabon salt basin, retaining similarities with each of those prolific hydrocarbon regions.

Joint Development Zone

Negotiations continue between the contracting parties, led by our technical partners and operators in the JDZ -- Sinopec Corp. and Addax Petroleum -- and the Joint Development Authority. The two sides are continuing to work to reach agreement on how to proceed with the exploration program in JDZ Blocks 2, 3 and 4.

We remain enthusiastic about our JDZ interests. ERHC is in an enviable situation, with a full carry of all costs related to exploration through to production. When you consider that ERHC’s share of exploration costs to date would have been in the neighborhood of $60 million, you realize that a Company our size and with our limited financial resources would never have been able to participate in exploration without the carry.

Valuable information was gathered during the initial 5-well drilling campaign that concluded in January 2010. Five wells were drilled without incident, on time, on budget and within the parameters agreed upon. Last year, we announced how the drilling went, as follows:

● In JDZ Block 2, the Bomu-1 well was drilled to a total depth of 3,580 meters. 13 individual sands were targeted and eight sands were found to contain biogenic methane gas.

● In JDZ Block 3, the Lemba-1 well was drilled to a total depth of 3,758 meters. The exploration team targeted eight individual sands and two were found to contain biogenic methane gas.

● In JDZ Block 4, the Kina 1x, Malanza-1 and Oki East wells were drilled. The Kina 1x well was drilled to a total depth of 3,750 meters. The exploration team targeted 10 sands, and found biogenic methane gas in three. The Malanza well was drilled to a total depth of 4,196 meters. Nine sands were targeted and two contained biogenic methane gas. The Oki East well was drilled to a total depth of 3,873 meters. Ten sands were targeted and three contained biogenic methane gas.

While oil has not been discovered yet, our JDZ Blocks are quite large – and there are more than a dozen additional prospects within the Blocks yet to be explored. The information gathered during the drilling campaign will inform future exploration.

As I noted, negotiations between the JDA and operators are continuing and when definitive agreement is reached, ERHC will promptly disclose it in accordance with ERHC’s contractual and regulatory obligations.

Growth Strategy

The last quarter has been quite a busy one on the business development front. Our acquisitions strategy for diversifying ERHC’s portfolio is built on two prongs:

● The first is the acquisition of direct stakes in oil and gas exploration and production blocks or concessions.

● The second is the acquisition of significant equity stakes in E&P companies that hold interests in oil and gas exploration blocks and concessions, thereby acquiring indirect stakes in those companies’ holdings.

Of course, neither of these acquisition approaches is unique to ERHC or even to the oil industry. Each approach has its advantages as well as its challenges. We have pursued both simultaneously -- the common criterion of consideration in both types of investment being the need to ensure that the investment enhances value for ERHC’s shareholders.

With regard to direct stakes in E&P fields and concessions, we have worked on commercial farm-ins where stakes in existing concessions are purchased from contracting companies on a commercial basis and on bids made directly to government for grant of rights directly to ERHC.

In January, after several months of negotiations, we reached agreement in principle with one of the contracting parties, an international E&P company, to purchase a 10 percent working interest in a highly prospective Block offshore Senegal in which drilling was billed for the first quarter of 2011. The agreement could not, however, be consummated as the requisite overriding consent to the transaction was not given for no fault of ERHC’s or the prospective seller. That transaction was therefore, regrettably, terminated at the point of conclusion.

Within the quarter, we also put in a firm offer for a commercial farm-in into another offshore Block in Gabon in which drilling was impending. Again, the transaction was unable to be consummated, despite the commercial appeal of our offer. In this case, the time was too short to conclude all necessary steps, including the financing of our offer, prior to the spudding of the relevant well in the Block. At the moment, we have two other offers submitted and pending for commercial farm-ins in Angola and in Nigeria.

The ability to conclude these and any of the other opportunities in view rests on several factors, not least of which is finance.  It is usually the case that to get past first base in commercial farm-ins, the prospective buyer not only has to demonstrate to the seller the ability to pay the purchase price as required but also to demonstrate to the remaining concessionaires and to the national oil company or government the ability to fund the proportionate share of E&P costs that accrues from the purchase.

Commercial stakes in quality E&P assets in West Africa, particularly the attractive offshore ones, do not come cheap, of course, relative to our cash in the bank. The cost of our wells in JDZ Blocks 2, 3 and 4, coming in at an average of about $60 million a well, should serve as indication of the kind of financial stakes usually involved.

The two options open to us are debt or equity financing.

For a company in ERHC’s position and at its stage of growth, equity financing is usually the preferred and more easily accessible route. Since last year, we have had an effective S-3 registration statement permitting us to raise up to $50 million by the issue of equity. A test run in October last year saw us successfully raise $2 million with the minimum of fuss from institutional investors.

We have since used the ease of that fundraising to demonstrate to prospective sellers our ability to finance our offers to purchase farm-outs.

In that time, we have kept conscious of the need for caution on further raises having due regard to our market valuation. Further raises on the S-3 registration will therefore, as much as possible, be tied to definitive transactions for asset acquisitions that are expected to enhance shareholder value.

To sensitize the market towards further fundraising for the appropriate acquisition opportunities, we have, during the quarter, carried out several road shows. We have been taking the ERHC story to prospective institutional investors and financiers in North America and in London.  For the same purpose, we have also worked with Dan Keeney on increasing the media exposure of ERHC resulting in some widely reported newspaper and magazine interviews and articles during the quarter highlighting key aspects of the ERHC story.

On bids to governments and national oil companies for direct grants of concession interests, we have also been quite busy.  We have had work done in Ghana in the last month, where in conjunction with a prospective local partner, we sent in a technical team to review the technical data available on several open acreages.

Our technical experts made some interesting observations and that exercise remains a work in progress towards determining whether any bids can and should be made shortly to the Ghana National Petroleum Corporation.  Astute West Africa watchers will, of course, know that Ghana has recently become an oil producing country with production having started from the world-class Jubilee field. The Jubilee field, discovered a few years ago, offshore Ghana, is one of a spate of Cretaceous discoveries offshore West Africa indicating a possible exploration play that might stretch Westwards up to Senegal and Mauritania.

While we have always concentrated on Western Africa, over the last two years East Africa has opened up as an exciting new African oil and gas frontier. We have carefully assessed the emerging opportunities and submitted expressions of interest for exploration acreages in two of the countries there.  Obtaining acreages by those means would provide ground-floor entry terms to exploration opportunities on trend with recent significant discoveries in the region.  Uganda hosts what is probably the most significant discovery so far, with over 700 million barrels of commercially viable oil in the Albertine Graben.   We are also now in the early stages of evaluating a commercial farm-in opportunity in Uganda. Again, we shall keep our shareholder community duly informed of any credible progress on those efforts.

The other aspect of our growth strategy, has been, as I earlier mentioned, the acquisition of ownership positions in E&P companies which hold interests in valuable concessions within ERHC’s geographical areas of focus. Over the past few months, we have evaluated and tracked numerous companies which fit the mould having regard to our financial capabilities and strategic objectives.

As of this morning, ERHC has accrued a 5.8% stake in one of them: Exile Resources Inc.

Exile is a public company which trades on the Toronto Stock Exchange’s Venture Exchange under the trading symbol ERI. The company holds interests in concessions in Nigeria, Zambia and the Middle East. In Nigeria, Exile holds a 10 percent interest in the Akepo discovery that was made in 1993 by Chevron. Exile has a very informative website, which is www.exileresources.com.

Apart from our 5.8% stake which was purchased entirely on the open market, we are also in discussions with several significant institutional shareholders in Exile Resources. Subject to the ongoing assessment of the Company’s prospects, the goal is to acquire such a stake as gives us the ability to participate in decision-making and possibly foment partnerships that are value-enhancing to both our shareholders and their shareholders.

Exile Resources’ progress in terms of its management of its holdings has been impressive in the period we have tracked them. It is, however, not the only company in our radar and ERHC will look to take significant stakes in other juniors as fit in with our strategic objectives.

As with direct investment in concessions, ERHC seeks to proceed with caution at all times. The overriding objective is to enhance shareholder value but without compromising ERHC’s long-term corporate objectives.

One way we are doing that is by rounding out the Company’s technical capabilities.

ERHC’s business model involves standing arrangements with several world-class technical consultancy firms to provide ERHC with the requisite specialists to carry out technical evaluations and other E&P work as and when required by ERHC. This “just-in-time” outsourcing model, which is more the norm than the exception with independents of ERHC’s size, means that we have always had access to the requisite, leading technical specialists without running the considerable overheads necessary to maintain that level of expertise on a full-time, in-house basis. This model has served us excellently over the years in the JDZ and EEZ assets.

However, to ensure that co-ordination and supervision of our technical function remains first rate as we seek to diversify beyond the JDZ and EEZ, we made several additions to our retained technical team. In April, we engaged Dr. Ken Seymour as a senior petroleum engineering consultant. With over 30 years of E&P experience, particularly in Nigeria and Angola, Dr. Seymour has deep understanding of West Africa’s oil and gas industry and the opportunities therein. We expect him to help lead ERHC’s expansion in the region.

Earlier, in March, we also engaged Michael Shafie, a Senior Geoscientist with vast E&P experience, to join Technical Consultant Dan Gralla on ERHC’s technical team. We are currently in discussions with at least two other technical experts of comparable quality and experience to Messrs. Shafie and Seymour, with a view to bringing them on board within the quarter, as our acquisition needs dictate.

Fund Raising

I have already mentioned fund-raising in connection with our acquisitions.
With the advice and guidance of our investment bankers, Rodman and Renshaw and investor relations consultants EnerCom, ERHC’s Vice President, Corporate Development, David Bovell and ERHC’s financial officer, Sylvan Odobulu met during the quarter with institutional investors in London, New York, Chicago and, of course, Houston.

These have been good meetings. In almost every instance, we are introducing institutional investors to ERHC for the first time and we have received very positive feedback. They like our assets in the Gulf of Guinea, they like our strategic partnerships, they like our growth strategy and they like the Company’s knowledge and experience in West Africa.

While we would have liked to see an immediate impact of these meetings on our market valuation, we trust that these efforts will pay off as a clear timeline for further exploration is solidified. The bottom line is that through these efforts, we are taking the ERHC message more widely and intensively into the institutional investor community.

AIM Listing Status Update

Our AIM listing is taking longer than the initial projections. ERHC’s long trading history has meant that our due diligence is taking longer than was expected. The majority of the due diligence has been accomplished. We are reviewing these with our advisors with a view to effectively address any issues that might arise which are relevant to the listing process.

A successful AIM listing will give ERHC access to a much larger pool of funds than the OTC and to a market that has demonstrated long-standing affinity for African oil and gas assets.  Particularly as we go further afield in our search for new assets, an AIM listing provides greater visibility and increased credibility that will facilitate receptiveness of governments and prospective co-venturers to ERHC’s overtures. Management remains committed therefore to seeing the project to its conclusion, despite its having taken longer time than was earlier projected.

Annual General Meeting

And finally, a quick word about our plans for an Annual General Meeting. The Company will appropriately notify all shareholders of where and when the meeting will be held in accordance with the laws and regulations to which ERHC is subject. Shareholders of record 45 days prior to the Annual Meeting date will be eligible to receive notice of and vote at the meeting.

Conclusion

In conclusion, ERHC remains well positioned with what we believe to be world class oil and gas assets in the deepwater Gulf of Guinea, exciting new prospects in view and adequate cash and cash equivalents to maintain operations for several years.

Thank you for taking time out to participate in our call today.  Now we would be happy to answer any questions you might have.